Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 14, 2025 with respect to the audited financial statements of Terra Innovatum S.R.L. for the year ended December 31, 2024.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

June 30, 2026